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                                                                    EXHIBIT 99.1



           Priceline.com To Update Post-September 11th Sales Activity
                        At Robertson Stephens Conference

           PRICELINE.COM NOW EXPECTS 3RD QUARTER 2001 REVENUE TO BE AT HIGH END OF PREVIOUS GUIDANCE OF $280 MILLION TO $300 MILLION

     NORWALK, Conn., October 2, 2001 . . . Priceline.com Incorporated (Nasdaq:
PCLN) announced that it intends to update its post-September 11th sales activity in a presentation tomorrow at the Robertson Stephens & Co. Consumer Conference in New York.

Priceline.com will state that demand for its travel products is recovering faster than it expected, and that the Company now expects 3rd quarter 2001 revenue to come in at the high end of the range of $280 million to $300 million previously provided in the Company's September 18, 2001 press release.

The Company also will state that, for the week ended October 1, 2001, total unique offers and total units sold had recovered to 94 percent and 82 percent respectively of the levels for the week preceeding the September 11th terrorist attacks.

The table below compares unique purchase offers and gross units sold for the weeks ended September 10th, 17th, 24th, and October 1st respectively:

                                                   Unique Purchase Offers

Week Ended     Air          % of week      Hotel        % OF WEEK        RENTAL       % OF WEEK        TOTAL        % OF WEEK
----------     ---          ---------      -----        ---------        ------       ---------        -----        ----------
                            ended 9/10                  ENDED 9/10       CAR          ENDED 9/10       PURCHASE     ENDED 9/10
                            ----------                  ----------       ---          ----------       --------     ----------
                                                                                                       OFFERS
                                                                                                       --------
Sept. 10       107,742      100.0%         45,485       100.0%           23,414       100.0%           176,641      100.0%

Sept. 17        35,374       32.8%         24,334        53.5%            8,109        34.6%            67,817       38.4%

Sept. 24        68,926       64.0%         36,888        81.1%            13,022       55.6%           118,836       67.3%

Oct. 1         102,234       94.9%         45,596       100.2%           17,352        74.1%           165,182       93.5%


Gross Units Sold*

WEEK ENDED     AIRLINE      % OF WEEK      HOTEL        % OF WEEK        RENTAL       % OF WEEK        TOTAL        % OF WEEK
----------     -------      ---------      -----        ---------        ------       ----------       --------     -----------
               TICKETS      ENDED 9/10     ROOM         ENDED 9/10       CAR          ENDED 9/10       UNITS        ENDED 9/10
               -------      ----------     ----         ----------       ---          ----------       -----        ----------
                                           NIGHTS                        DAYS                          SOLD
                                           ------                        ----                          ----
Sept. 10       88,316       100.0%         63,355       100.0%           73,731       100.0%           225,402      100.0%

Sept. 17       26,223        29.7%         38,982        61.5%            32,192       43.7%            97,397       43.2%

Sept. 24       43,508        49.3%         54,667        86.3%            43,912       59.6%           142,087       63.0%

Oct. 1         63,532        71.9%         65,363       103.2%           54,883        74.4%           183,778       81.5%

* Prior to refunds

                                                              (more)
                                                                -2-

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"We are pleased by the speed and progress of our ongoing recovery," said
priceline.com Chairman and CEO Richard S. Braddock. "Our strong customer franchise and attractive inventory and pricing position us well to serve customer travel needs during this transitional period, particularly in our hotel business where these factors have combined with strong underlying momentum to drive a nearly full recovery in three weeks."

Priceline.com stated that recovery in revenue from sales of travel products trailed unit sales as a result of refunds granted in the aftermath of the September 11th terrorist attacks and pressure from deep discounting of published retail prices instituted by airlines, hotel companies and rental car companies to spur near-term demand. The recovery of airline ticket sales also was negatively affected by temporary disruptions in availability of inventory related to anticipated schedule changes.

Priceline.com also announced that it plans to acquire a majority interest in the equity of priceline.com Europe Ltd., which holds the rights to develop the priceline.com business in Europe and is currently selling travel products in the U.K. As part of the acquisition agreement, priceline.com Europe will continue to operate the company and will take steps to create further operating efficiencies in its business. Priceline.com stated that it would consolidate priceline.com Europe's results in the 4th quarter 2001 and that the acquisition was expected to reduce quarterly pro forma operating results by approximately $0.01 per share for the next several quarters.

A copy of the Company's presentation will be made available tomorrow on priceline.com's Web site in the Investor Relations section, and will be filed as an exhibit to a form 8-K filed with the Securities and Exchange Commission tomorrow.

ABOUT PRICELINE.COM

Priceline.com is the Name Your Own Price(sm) Internet service that offers products for sale in four categories: a travel service that offers leisure airline tickets, hotel rooms and rental cars; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars; and a telecommunications service that offers long distance calling services. Priceline.com licenses its business model to independent licensees, including pricelinemortgage and certain international licensees. In these arrangements, priceline.com generally receives royalties for licensing its intellectual property. Priceline.com also holds securities carrying the right to purchase a significant equity stake in the licensees under certain conditions. Unless those rights are exercised, the results of licensee operations will not be included in priceline.com's financial statements.

                                    ###

For press information, contact:  Brian Ek  203-299-8167 (brian.ek@priceline.com)




INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of recent terrorist events, hostilities or other similar or related events; adverse changes in the Company's relationships with airlines and other product and service providers; systems-


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related failures and/or security breaches; the effects of increased competition; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; any adverse impact from negative publicity as a result of recent events and negative customer reaction to such publicity; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.